Exhibit 4.10

DATED                17TH DAY OF NOVEMBER 2009

ROADSTONE WOOD LIMITED

One Part

AC EMPLOYEE BENEFIT TRUSTEES LIMITED

Other Part

DEED OF AMENDMENT

ROADSTONE WOOD LIMITED

SHARE PARTICIPATION SCHEME

THIS DEED OF AMENDMENT is made the 17th day of November 2009

BETWEEN:

(1)

ROADSTONE WOOD LIMITED (formerly Roadstone Dublin Limited) registered in Ireland under number 11035 and whose registered office is situated at Fortunestown, Tallaght, Dublin 24 (“the Company”) of the One Part

AND

(2)

AC EMPLOYEE BENEFIT TRUSTEES LIMITED (formerly G.S.O.B Trustees Limited) registered in Ireland under number 85949 and whose registered office is situate at Arthur Cox Building, Earlsfort Terrace, Dublin 2 (“the Trustee”) of the Other Part..

WHEREAS

A

This Deed is supplemental to (inter alia) a trust deed (with rules scheduled thereto) dated 6 September 1990 (the “Trust Deed” and the “Rules” respectively) and made between Roadstone Dublin Limited and the Trustee whereby Roadstone Dublin Limited established a share scheme known as the “Roadstone Dublin Limited Share Participation Scheme” (the “Scheme”) pursuant to the provisions of Chapter IX of Part I and the Third Schedule to the Finance Act 1982 (as amended) (and as now reflected in Chapter 1 of Part 17 of and Schedule 11 to the Taxes Consolidation Act 1997 (as amended).

B	Clause 17 of the Trust Deed allows the Company to amend the Trust Deed and Rules with the consent of the Trustee.

C	By special resolution dated 9 October 2009 the Company changed its name to Roadstone Wood Limited and accordingly, the Company and the Trustee wish to change the name of the Scheme.

D	The prior written approval of the Revenue Commissioners to the proposed amendment has been received..

NOW THIS DEED WITNESSETH as follows:

With effect from 9 October 2009:

1.	The name of the Scheme shall be “Roadstone Wood Limited Share Participation Scheme”.

2.

The definition of “the Scheme” in Clause (1)(a)(ii) of the Trust Deed and Rule 1 of the Rules shall be amended to the “Roadstone Wood Limited Share Participation Scheme established by the Trust Deed and the Rules as from time to time in force”.

3.	The definition of “the Company” in Rule 1 of the Rules shall be amended to “Roadstone Wood Limited”.

IN WITNESS whereof the parties hereto have hereunto caused their respective Common Seals to be affixed the day month and year first above WRITTEN.

PRESENT when the Common Seal

of ROADSTONE WOOD LIMITED

was affixed hereto:

PRESENT when the Common Seal

of AC EMPLOYEE BENEFIT TRUSTEES LIMITED

was affixed hereto:

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